Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Recovery Energy, Inc. of our reports dated March 29, 2012, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in the Amended Annual Report on Form 10-K/A of Recovery Energy, Inc. as of December 31, 2011 and 2010, and for the years ended December 31, 2011 and 2010, and for the period from March 6, 2009 (inception) through December 31, 2009.

Our report dated March 29, 2012, on the effectiveness of internal control over financial reporting as of December 31, 2011, expressed an opinion that Recovery Energy, Inc. had not maintained effective internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also consent to the reference to our Firm under the caption “Experts” appearing in this Registration Statement.

Hein & Associates LLP

Denver, Colorado
May 11, 2012